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                                                                   Exhibit 4(o)

                             CERTIFICATE OF TRUST

                                      OF

                             BANKAMERICA CAPITAL V


          THIS Certificate of Trust of BankAmerica Capital V (the "Trust"), dated as of November 4, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
              -------          -- ----

          1.   Name.  The name of the business trust formed hereby is
               ----
BankAmerica Capital V.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware are Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, New Castle County, Delaware 19801.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                 BANKERS TRUST (DELAWARE), not in its individual capacity but solely as trustee of the Trust


                                 /s/ M. Lisa Wilkins
                                 -----------------------------------------------
                                 Name:  M. Lisa Wilkins
                                 Title: Assistant Secretary